UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2022 (October 11, 2022)

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 El Camino Real Suite 5200 Carlsbad, California	92009 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in item 5.02 of this Current Report on Form 8-K is incorporated by reference herein in its entirety.

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Principal Executive Officer

Effective October 11, 2022 (the “Effective Date”), Thomas Hallam, Ph.D., the Chief Executive Officer and a member of the Board of Directors (the “Board”) of Palisade Bio, Inc. and its wholly owned subsidiary, Leading Biosciences, Inc. (collectively the “Company”) resigned as both Chief Executive Officer and as a member of the Board, of both entities, to pursue other opportunities. Dr. Hallam’s resignation from the Board was not as a result of any matter relating to the Company’s operations, policies or practices. In connection with Dr. Hallam’s resignation, Dr. Hallam and the Company entered into a separation agreement and release (“Hallam Separation Agreement”). Pursuant to the Hallam Separation Agreement, and in lieu of any compensation owed under the terms of his employment agreement, Dr. Hallam and the Company mutually released each other from any and all causes of action, rights or claims in any way connected to his employment with the Company in exchange for (i) the payment of an aggregate of $530,000 payable in twelve (12) equal monthly installments, (ii) a maximum of twelve (12) months of continued COBRA coverage, (iii) twelve (12) months of immediate vesting of all outstanding options awards previously granted to him which are subject to time based vesting, and (iv) up to six (6) months of virtual job-placement services at a value of $3,100. The Hallam Separation Agreement also contains customary provisions for an employment-based release. The foregoing summary of the Hallam Separation Agreement is qualified in its entirety by the terms of the Hallam Separation Agreement attached to this Current Report on Form 8-K as Exhibit 10.01.

Appointment of Interim Principal Executive Officer

As of the Effective Date, J.D. Finley, the Company’s current Chief Financial Officer, was appointed by the Board to serve as the Company’s Chief Executive Officer (principal executive officer), on an interim basis. Mr. Finley will additionally continue to serve as the Company’s Chief Financial Officer and principal accounting officer.

J.D. Finley, age 65, has served as the Company’s Chief Financial Officer since April 2021. Previously, Mr. Finley served as Leading Biosciences, Inc’s (the Company’s wholly owned subsidiary and predecessor company) Chief Financial Officer since January 2017 and as a member of board of directors of Leading Biosciences, Inc. (the “LBS Board”) since December 2014. Prior to joining Leading Biosciences, Inc., Mr. Finley was Chief Executive Officer of PointAcross, Inc., a marketing company, from January 2016 to January 2017. Mr. Finley previously co-founded Proteus Capital Partners, Inc., a firm specializing in providing financing for a variety of businesses, and was CFO at Phillips Capital, a broker/dealer firm specializing in private debt and equity capital raises. From March 2011 to June 2012 Mr. Finley was Executive Vice President, and from June 2012 to April 2014, Mr. Finley was President of Goldmail. Mr. Finley received a B.A. in business administration from Boise State University and an M.S. in Taxation from the University of Denver.

There is no arrangement or understanding between Mr. Finley and any other person pursuant to which Mr. Finley was selected as the Company’s interim Chief Executive Officer. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Finley has a direct or indirect material interest. There are no family relationships between Mr. Finley and any of the directors or officers of the Company.

On October 11, 2022, the Company issued a press release announcing the appointment of Mr. Finley as interim Chief Executive Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.01.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
10.01	Separation Agreement and Release with former Chief Executive Officer
99.01	Press Release Dated October 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2022	Palisade Bio, Inc.

/s/ J.D. Finley
	By:	J.D. Finley
Interim Chief Executive Officer and Chief Financial Officer